Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, NEW YORK  10174

www.troutmansanders.com

TELEPHONE: 212-704-6000

FACSIMILE: 212-704-6288

November 17 , 2005

Lifetime Brands, Inc.

One Merrick Avenue

Westbury, NY 11590

Gentlemen:

                We have acted as special counsel to Lifetime Brands, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement No. 333-129345 on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the proposed public offering and sale by the Company and certain stockholders of the Company (the “Selling Stockholders”) of up to 2,875,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), up to 1,733,000 shares of which will be sold by the Company (the “Company’s Shares”) and up to 1,142,000 shares of which will be sold by the Selling Stockholders (the “Stockholders’ Shares”), pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholders and Citigroup Global Markets Inc. and Adams Harkness, Inc.

                In connection with the foregoing, we have examined, among other things, the Registration Statement, as amended, and originals or copies, satisfactory to us, of (i) the Company's Second Restated Certificate of Incorporation, (ii) the Company’s Bylaws, (iii) the resolutions of the Board of Directors of the Company relating to the issuance and sale of the Company’s Shares and related matters, (iv) the proposed form of Underwriting Agreement, (v) the minute books and  other  records  of  corporate  proceedings  of the  Company,  as made available to us by officers of the Company, and (vi) the Option Grant Certificate dated July 1, 2003 issued to Robert Reichenbach, as grantee, by the Company pursuant to the provisions of the Company’s 2000 Long-Term Incentive Plan (the “Plan”), the Option Grant Certificate dated January 13, 2003 issued to Larry Sklute, as grantee, by the Company pursuant to the provisions of the Plan (together, the “Option Certificates”) and the Plan.  We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

ATLANTA • HONG KONG • LONDON • NEW YORK • NORFOLK • RALEIGH

RICHMOND • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

November 17, 2005

                In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles.  As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

                Based upon and subject to the foregoing, we are of the opinion that (a) the Stockholders’ Shares (other than shares issued pursuant to the exercise of options subject to the Option Certificates) are fully paid and nonassessable and (b) the (i) Company’s Shares, when issued for at least the par value per share, as contemplated in the Underwriting Agreement, and (ii) Stockholders’ Shares when issued pursuant to the exercise of options subject to the Option Certificates, will be duly and validly issued, fully paid and nonassessable.

                We are counsel admitted to practice in the State of New York and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the corporate laws of the State of Delaware and the laws of the United States of America.

                We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Commission promulgated under the Act.

Very truly yours,

/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP